Exhibit 10.1
                                                               Execution Version



                        SHARE PURCHASE AND SALE AGREEMENT
                                of June 17, 2005

                                     between



                             TAT Investments II C.V.
                             FCPR Banexi Ventures 3
                             Innoventure Capital AG
                            Banque Cantonale Vaudoise
                                    Rolex SA
                                    Phonak AG
                             FCPR Banexi Ventures 2
                           Vontobel European Ventures
                        Manufacture des Montres Rolex SA
                      Mme Marie-Cecile Bizet nee Cointreau
                           Richemont International SA
                    Caisse de Pension de l'Etat de Neuchatel



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                                 Mr Alain Dantec
                                Mr Michel Desbard
                                 Mr Roland Heer
            The Yasuda Enterprise Development I, Limited Partnership
                                  Mr Evan Rohr
                              Mr Thomas Hinderling
                               Mr Jean-Paul Bardyn
                                  Mr Remy Pache
                                Mr Serge Girardin

                                       and


                            Semtech International AG


                                    regarding



                                    Xemics SA

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                                Table of Content




ARTICLE 1. Definitions                                                                   8

ARTICLE 2. Sale and Purchase of Shares, Consideration                                   15

2.1    Sale and Purchase of Shares                                                      15
2.2    Purchase Price                                                                   15
2.2A   Closing Payment                                                                  16
2.2B   Adjustment of Specific Estimated Social Security Cost 2005 and
       Specific Estimated Stamp Duty Cost 2005                                          16
2.3    Purchase Price Adjustment                                                        17
2.3.1  First Purchase Price Adjustment                                                  17
2.3.2 Second Purchase Price Adjustment                                                  18
2.3.3  Payment of any Purchase Price Adjustment                                         18
2.4    Relevant Gross Revenue                                                           18


ARTICLE 3. Closing                                                                      22

3.1    Actions Prior to Closing                                                         22
3.1.1  In General                                                                       22
3.1.2  Filings and Submissions                                                          22
3.1.3  Termination of Agreements                                                        22
3.1.4  Third Party Consents                                                             23
3.1.5  Intentionally left blank                                                         23
3.1.6  Certain Patents and Technology Licenses                                          23
3.1.7  Closing Memorandum                                                               23
3.2    Closing Date and Location                                                        23
3.3    Conditions Precedent to Closing                                                  24
3.3.1  Conditions Precedent to Closing for Both the Sellers and the Purchaser           24
3.3.2  Conditions to Obligations of the Purchaser                                       24
3.3.3  Condition to Obligations of the Seller                                           25
3.3.4  Right to Terminate this Agreement                                                25
3.4    Closing Actions                                                                  26
3.4.1  Closing Actions by the Sellers                                                   26
3.4.2  Closing Actions by the Purchaser                                                 27


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


3.5    Default Interest                                                                 28


ARTICLE 4. Representations and Warranties of the Sellers                                28

4.1    Organization and Qualification                                                   28
4.2    Capital Structure                                                                29
4.3    Ownership and Corporate Structure                                                29
4.4    Financial Statements                                                             30
4.5    No Undisclosed Liabilities                                                       30
4.6    Absence of Adverse Changes                                                       30
4.7    Permits and Authorizations                                                       31
4.8    Claims and Litigation                                                            31
4.9    Taxes                                                                            32
4.10   Agreements with Third Parties                                                    33
4.11   Intellectual Property/Know-how                                                   34
4.12   Employment Matters                                                               35
4.13   Pensions                                                                         35
4.14   Insurance Policies                                                               36
4.15   Compliance with the Law                                                          36
4.16   Environmental Matters                                                            36
4.17   Product Liability                                                                37
4.18   Real Property                                                                    37
4.19   Machinery, Vehicles, Equipment and Fixtures                                      37
4.20   Agreements between Sellers and the Companies                                     37
4.21   Fair Disclosure                                                                  38


ARTICLE 5. Remedies                                                                     38

5.1    Term of Warranties and Representations                                           38
5.2    Notification and Examination Requirements                                        38
5.3    Indemnification                                                                  39
5.4    Limitations                                                                      40
5.4.1  De Minimis                                                                       40
5.4.2  Maximum Amount                                                                   40
5.4.3  Exclusion of Liability                                                           41
5.5    Procedure with Third Parties and Authorities                                     42
5.6    Escrow Agreement and Escrow Account                                              43


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


ARTICLE 6. Covenants                                                                    43

6.1    Conduct of Business                                                              43
6.2    Free Access to the Companies, the Management and Information                     44
6.3    No Recourse of Sellers against Directors and Employees of the Companies          44
6.4    No Claim of Sellers against the Companies                                        45
6.5    Covenant not to Compete                                                          45
6.6    Non-Solicitation of Employees                                                    45
6.7    Sellers' Representative                                                          46
6.8    Earnout Covenant of the Purchaser                                                47
6.9.   Earnout Covenant of the Sellers                                                  49
6.10   Funding of the Purchase Price                                                    49
6.11   Liability for Breach of Covenants                                                50
6.12   Liability for Violation of Covenants                                             50


ARTICLE 7. Election of new Board of Directors of the Company                            51


ARTICLE 8. Taxes                                                                        51

8.1    Taxes to be Paid by the Parties                                                  51


ARTICLE 9. Miscellaneous                                                                51

9.1    Costs                                                                            51
9.2    Notice                                                                           51
9.3    No Waiver                                                                        53
9.4    Entire Agreement                                                                 53
9.5    Binding on Successors                                                            53
9.6    Announcements                                                                    53


ARTICLE 10. Governing Law and Arbitration                                               54

10.1   Governing Law                                                                    54
10.2   Arbitration                                                                      54


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                        SHARE PURCHASE AND SALE AGREEMENT


                                     between


1    TAT Investments II C.V., Pareraweg 45, Curacao (Netherlands Antilles)

2    FCPR Banexi Ventures 3, 32 Blvd. Haussmann, 75009 Paris (France)

3    Innoventure Capital AG, Bleicherweg 72, 8070 Zurich

4    Banque Cantonale Vaudoise, Place Saint-Francois 14, 1003 Lausanne

5    Rolex SA, Rue Francois-Dussaud 3-7, 1211 Geneva

6    Phonak AG, Laubisrutistrasse 28, 8712 Stafa

7    FCPR Banexi Ventures 2, 32 Blvd. Haussmann, 75009 Paris (France)

8 Vontobel EuropeanVentures Holding Corporation, P.O. Box 30846 SMB, Grand Cayman (Cayman Islands)

9    Manufacture des Montres Rolex SA, Rue David-Moning 9, 2501 Bienne

10 Mme Marie-Cecile Bizet nee Cointreau, ch. du Pertuis du Sault 11, 2000 Neuchatel

11   Richemont International SA, Route des Biches 10, 1752 Villars-sur-Glane

12   Caisse de Pension de l'Etat de Neuchatel, Rue du Musee 1, 2001 Neuchatel

13   Mr Alain Dantec, Chemin des Essorbiers 28, 2022 Bevaix

14   Mr Michel Desbard, 23 Alta street, San Francisco, CA 94133, U.S.A.

15   Mr Roland Heer, Grosswiesen 18, 8044 Zurich-Gockhausen

16 The Yasuda Enterprise Development I, Limited Partnership, BYGS Shinjyuku Building 6F, 2-19-1 Shinjyuku, Shinjyuku-ku, Tokyo (Japan 160-0022)

17   Mr Evan Rohr, Chemin Vieux 14, 2000 Neuchatel

18   Mr Thomas Hinderling, Liseron 9, 2000 Neuchatel

19   Mr Jean-Paul Bardyn, Chemin des Sources 3, 2013 Colombier


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20   Mr Remy Pache, Leman 9, 1025 St Sulpice

21   Mr Serge Girardin, Rue de la Gare 1a, 2074 Marin


                                               (each of parties 1 to 21 a Seller
                                                   and collectively the Sellers)



                                       and


Semtech International AG, Bionstrasse 4, 9015 St. Gallen


                                                                 (the Purchaser)


                                    regarding


Xemics SA, rue de Monruz 2, 2000 Neuchatel


                                                                   (the Company)




WHEREAS

A. Xemics SA is a company incorporated under the laws of Switzerland, domiciled at Neuchatel, with a share capital of CHF 10'134'416, divided into 10'134'416 fully paid in registered shares with a nominal value of CHF 1 each;


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B.     Xemics USA, Inc., is a company  incorporated  under the laws of the State of Delaware, United States of America, with its registered office at Wilmington, with a share capital of USD10, divided into 1'000 ordinary shares with a nominal value of USD 0.01 each (Xemics USA);

C. The Sellers own all the shares in the Company (the Shares) as listed on Schedule C;

D.     Xemics SA owns all the shares in Xemics USA;

E. Xemics SA and Xemics USA are engaged in the business of developing and delivering standard and customized advanced integrated circuits that provide short range wireless connectivity solutions for personal area networks and home and building automation networks;

F. The Sellers wish to sell all the Shares to the Purchaser and the Purchaser wishes to purchase all the Shares from the Sellers pursuant to the terms and conditions of this Agreement;


NOW, THEREFORE, the Parties hereto agree as follows:


                                    ARTICLE 1
                                    ---------
                                   Definitions
                                   -----------

As used in this Agreement, the following terms have the following meaning unless the context requires otherwise:


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Affiliate  means with respect to a person or entity,  any other person or entity directly or indirectly controlling, controlled by or under common control with, such person or entity; for purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities or otherwise;

Agreement means this Agreement and its Schedules as amended from time to time pursuant to art. 9.4 hereof;

Business Day means any day on which the commercial banks in Zurich are open for normal business transactions;

CHF means Swiss Francs, being the lawful currency of Switzerland;

Closing means the consummation of the transactions described in art. 2 hereof in accordance with art. 3 hereof;

Closing Date means the date defined in art. 3.2 hereof;

Closing Payment means the payment to be made by the Purchaser to the Sellers' Representative, acting for all the Sellers together, at and subject to Closing as set forth in art. 2.2A hereof;

Companies means Xemics SA and Xemics USA, Inc.;


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Consolidation/Consolidated  means in respect of the financial  statements of the
Companies, accumulation as of a specific date as if the Companies were one single enterprise, with all balances and transactions between the Companies eliminated as required by IFRS and as further set forth in the Group Accounting and Consolidation Principles;

Earnout Period means the period from May 2, 2005 up to and including April 30, 2006;

Escrow Agent means BDO Visura, Zurich;

Escrow Agreement means the escrow agreement entered among the Parties and the Escrow Agent pursuant to art. 5.6 hereof;

Escrow Amount means the total of all funds transferred into the Escrow Account by the Purchaser as set forth in art. 3.4.2;

Exchange Rate means the exchange rate of US Dollars against Swiss Francs as agreed between the Parties being USD 1 : CHF 1.16;

Escrow Account means the escrow account in the name of the Escrow Agent to be set up pursuant to art. 5.6 hereof and pursuant to the Escrow Agreement;

Group  Accounting  and   Consolidation   Principles  means  the  accounting  and
Consolidation principles of the Xemics Group as set forth on Schedule 4.4 (c);

Group Financial Statements means the Consolidated income statement and the Consolidated balance sheet of the Xemics Group as of a specific date, established in compliance with IFRS and with the Group Accounting and Consolidation Principles;


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IFRS means International Financial Reporting Standards;

Independent Relevant Gross Revenue Appraiser means Mr. Rudolf Hafeli, Vorsitzender Regionaldirektion, BDO Visura, 8031 Zurich, or, if Mr Hafeli is for any reason unable to act or resigns, another experienced senior partner of the accounting department of BDO Visura, Zurich, appointed by the Chairman of the Board of BDO Visura, Zurich, or, finally, if no such substitute appointment is made within 10 days from the resignation or inability to act, an experienced senior partner of an international accounting firm appointed by the President of the Zurich Chamber of Commerce;

Loan Agreement means a loan agreement dated April 8, 2005, entered among certain of the Sellers on one hand, and the Company on the other hand;

Main Shareholders means the Sellers 1, 2, 3, 4, 5 and 7 ;

Operating Plan means the business operation plan applicable for the Earnout Period, jointly developed by the Company's management and the Purchaser's management, handed over to the Sellers' Representative by the Purchaser prior to Signing;

Options and Participation Agreements means, with the exception of this Agreement, all agreements which any of the Sellers and/or the Companies have entered into with investors or employees of the Companies, or with other individuals or entities, and/or with any of the Companies, that grant stock options or similar rights in respect of the share capital in the Companies for the present or for the future;


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Party or Parties means the Purchaser or all of the Sellers  together or all, the
Purchaser and all of the Sellers;

Plan means CHF 37.5 million;

Purchase Price means the consideration payable by the Purchaser for all the Shares together as set forth in art. 2.2 hereof;

Purchase Price Adjustments means the adjustments of the Purchase Price as set forth in art. 2.3 hereof;

Relevant Gross Revenue means the gross revenue of the Xemics Group (as per line item "Total Revenue" in the Consolidated income statement contained in Schedule 4.4(a)) generated during the Earnout Period, as shown in the Consolidated income statement of the Xemics Group as of the last date of the Earnout Period for that same period, thereby revenue portions generated in USD converted into CHF at the Exchange Rate; for the avoidance of doubt including any revenue generated (i) by sales of Xemics Group products and services by the Companies to the Semtech Group or its distributors or sales representatives, and (ii) by sales of Xemics Group products and services by and for the account of the Semtech Group;

Schedule means a schedule to this Agreement;

Sellers' Representative means Tat Investments II C.V., Pareraweg 45, Curacao, a limited partnership with one managing partner under the laws of the Netherlands Antilles, registered under number 81091 in the commercial register of the Curacao Chamber of Commerce and Industry, acting through its sole managing partner Tat Investments Management N.V., a


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limited liability company under the laws of the Netherlands Antilles, registered under number 75286 in the commercial register of the Curacao Chamber of Commerce, acting through its managing director (currently Mr. Maarten Jacobus Robberts), such Sellers' Representative having the full authority to act on behalf of each of the Sellers individually and on behalf of all the Sellers together as further set forth in art. 6.7 hereof and as evidenced by a Sellers' Representative Agreement entered between all the Sellers and the Sellers' Representative and handed over to the Purchaser;

Semtech Group means the Purchaser, its (ultimate) parent company Semtech Corp. and all of their Affiliates, for the avoidance of doubt to the exclusion of the Companies;

Shares means shares of Xemics SA, each with a nominal value of CHF 1 each;

Shareholders' Facility and Option Agreement means a loan and options agreement dated June 3, 2004, entered among certain of the Sellers on one hand, and the Company on the other hand;

Shareholders Loans means all of the interest bearing loans granted to the Company by certain of the Sellers under the Shareholders' Facility and Option Agreement and the Loan Agreement in the total amount of CHF 3.3 million;

Specific Estimated Social Security Cost 2005 means the total cost the Company will incur in 2005 for social security payments and pension fund contributions (in both instances employer contributions only) in connection with options granted by the Company to the employees of the Companies and exercised before the Closing as per the calculation of the CFO of the Company to be provided prior to Closing (based on the assumption that for social se-


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curity purposes 100% of the option-related payments to employees will qualify as salary), converted into USD at the Exchange Rate;

Specific Final Social Security Cost 2005 means the Specific Estimated Social Security Cost 2005 adjusted in accordance with art. 2.2B;

Specific Social Security Cost 2006 means the total cost the Company may incur in 2006 for social security tax payments and pension fund contributions (in both instances employer contributions only) in connection with options granted by the Company to the employees of the Companies and exercised before the Closing converted into USD at the Exchange Rate; for the avoidance of doubt to the exclusion of cost created by virtue of the Companies making any voluntary change to their pension plan;

Specific Estimated Stamp Duty Cost 2005 means an amount equivalent to the stamp duty owed by the Company in connection with the Specific Social Security Cost 2005 and possibly also in connection with the related employee contributions and tax at source as per the ruling from the federal tax administration to be obtained by Sellers prior to Closing and calculated based on the Specific Estimated Social Security Cost 2005 (and on the estimated amount of the related employee contributions and tax at source if necessary based on the aforementioned ruling), converted into USD at the Exchange Rate;

Specific Final Stamp Duty Cost 2005 means the Specific Estimated Stamp Duty Cost 2005 adjusted in accordance with art. 2.2B;

Specific Stamp Duty Cost 2006 means an amount equivalent to the stamp duty owed by the Company in connection with the Specific Social Security Cost 2006 and possibly also in connection with the related employee contributions and tax at source as per the ruling from


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the federal  tax  administration  to be  obtained  by Sellers  prior to Closing, converted into USD at the Exchange Rate;

Taxes means all Swiss and foreign tax liabilities whether actual or contingent in respect of income taxes, sales taxes, VAT, any turnover or cost related taxes, withholding taxes, stamp duties and any other transfer duties, payroll taxes, social security taxes and contributions, pension fund contributions and property taxes and all other levies, customs, taxes and public duties of any kind and any penalties and interest related thereto;

USD means United States Dollars, being the lawful currency of the United States of America;

Xemics Group means the Companies together.


                                    ARTICLE 2
                                    ---------
                          Sale and Purchase of Shares,
                          ----------------------------
                                  Consideration
                                  -------------

2.1 Sale and Purchase of Shares. Subject to the terms and conditions of this Agreement, the Sellers hereby agree to sell to the Purchaser and the Purchaser agrees to buy from the Sellers all of the Shares.

2.2 Purchase Price. The purchase price for all the Shares consists of USD 43'000'000, minus the Specific Final Social Security Cost 2005, minus the Specific Final Stamp Duty Cost 2005, minus the amount of the Shareholders Loans converted into USD at the Exchange Rate, minus the amount of accrued interest for the Shareholders


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           Loans up to the Closing,  converted  into USD at the  Exchange  Rate, plus any First Purchase Price Adjustment, plus any Second Purchase Price Adjustment (the Purchase Price). Any First Purchase Price Adjustment and any Second Purchase Price Adjustment are payable by the Purchaser to the Sellers' Representative after the Closing, subject to the conditions set forth in art. 2.3 hereof.

2.2A Closing Payment. At and subject to Closing, the amount of USD 43'000'000 minus the Specific Estimated Social Security Cost 2005, minus the Specific Estimated Stamp Duty Cost 2005 shall be payable by the Purchaser to the Sellers' Representative and the Escrow Agent as set forth in art. 3.4.2 hereof (the Closing Payment), such Closing Payment to account (i) as full compensation, to the relevant lenders, for their assignment to the Purchaser of their loans plus accrued interest up to the Closing under the Shareholders Loans, and (ii) as full settlement of the Purchase Price, subject only to any adjustment of the Specific Estimated Social Security Cost 2005 and the Specific Estimated Stamp Duty Cost as set forth in art. 2.2B hereof and any Purchase Price Adjustments being payable after the Closing as set forth in art. 2.3 hereof.

2.2B Adjustment of Specific Estimated Social Security Cost 2005 and Specific Estimated Stamp Duty Cost 2005. If the actual costs of the Company to be captured under the definition of "Specific Estimated Social Security Cost 2005" deviate from the Specific Estimated Social Security Cost 2005 by more than 10% (in particular if the social security authorities agree that less than 100% of the option-related payments to employees qualify as salary), then such actual costs shall be deemed to be the Specific Final Social Security Cost 2005 and the Specific Estimated Stamp Duty Cost 2005 shall be recalculated accordingly to the Specific Final Stamp Duty Cost 2005, and (i) the balance of the Specific Estimated Social Security Cost 2005 minus


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           the Specific Final Social Security Cost 2005, and (ii) the balance of the Specific Estimated Stamp Duty Cost minus the Specific Final Stamp Duty Cost shall be reimbursed by the Sellers to the Purchaser (if such balances are negative numbers), respectively by the Purchaser to the Sellers by payment to the Sellers' Representative (if such balances are positive numbers), as the case may be. In case of a deviation of 10% or less, the Specific Estimated Social Security Cost 2005 shall be deemed the Specific Final Social Security Cost 2005, and the Specific Estimated Stamp Duty Cost 2005 shall be deemed the Specific Final Stamp Duty Cost 2005.

2.3        Purchase Price Adjustments

2.3.1 First Purchase Price Adjustment. If the Relevant Gross Revenue meets or exceeds the Plan, or misses the Plan by no more than nine per cent, then a First Purchase Price Adjustment is payable by the Purchaser to the Sellers. If the Relevant Gross Revenue meets or exceeds the Plan, then the First Purchase Price Adjustment amounts to USD 8 million (eight million) reduced by the Specific Social Security Cost 2006 applicable to such USD 8 million. If the Relevant Gross Revenue misses the Plan by more than zero, but less than nine per cent (Percentage of Failure), then the First Purchase Price Adjustment is equal to the amount that results, if the amount of USD 8 million is shortened proportionately in line with the Percentage of Failure and reduced by the Specific Social Security Cost 2006 applicable to such shortened amount, all as illustrated on Schedule
           2.3.1. In both cases, a further reduction shall be made in an amount equivalent to the portion of the Specific Stamp Duty Cost 2006 applicable to the portion of the Specific Social Security Cost 2006 as per this art. 2.3.1. For the sake of clarity: if the Relevant Gross Revenue misses the Plan by nine or more per cent, then no Purchase Price Adjustment is payable.


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2.3.2      Second  Purchase  Price  Adjustment.  If the Relevant  Gross  Revenue
           exceeds the Plan, then the Second Purchase Price Adjustment is payable by the Purchaser to the Sellers. If the Relevant Gross Revenue exceeds the Plan by ten or more per cent, then the Second Purchase Price Adjustment amounts to USD 8 million (eight million) reduced by the portion of the Specific Social Security Cost 2006 applicable to such USD 8 million. If the Xemics Group's Relevant Gross Revenue exceeds the Plan by more than zero, but less than ten per cent (Percentage of Increase), then the Second Purchase Price Adjustment is, in line with the Percentage of Increase, equal to a proportional amount of USD 8 million reduced by the portion of the Specific Social Security Cost 2006 applicable to such proportional amount, all as illustrated on Schedule 2.3.2. In both cases, a further reduction shall be made in an amount equivalent to the portion of the Specific Stamp Duty Cost 2006 applicable to the portion of the Specific Social Security Cost 2006 as per this art. 2.3.2.

2.3.3 Payment of any Purchase Price Adjustment. Any Purchase Price Adjustment pursuant to art. 2.3. hereof shall be paid in immediately available funds in USD for value within 10 Business Days of the Relevant Gross Revenue having become final and binding by wire transfer to a bank account to be designated in writing by the Sellers' Representative.

2.4 Relevant Gross Revenue. The Purchaser shall cause management of the Xemics Group to prepare, in compliance with IFRS and the Group Accounting and Consolidation Principles and taking into account art. 6.8.2(vii), the Consolidated income statement of the Xemics Group for the period May 2, 2005 to April 30, 2006, showing the Relevant Gross Revenue and to deliver such Consolidated income statement of the Xemics Group to the Sellers' Representative and to the Purchaser within 15 Business Days from May 1, 2006.


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           (a) Unless the Sellers'  Representative or the Purchaser give written notice of objection to the other within 20 Business Days following receipt of such Consolidated income statement, against the therein stated Relevant Gross Revenue, thereby specifying the reasons for objection in reasonable detail, the Relevant Gross Revenue shown in the delivered Consolidated income statement shall be final and binding for purposes of any Purchase Price Adjustment.

           (b) In the event of an objection by the Sellers' Representative or by the Purchaser, the Sellers' Representative and the Purchaser shall in good faith attempt to resolve such disagreement within 20 Business Days upon receipt of a notice of objection in order to agree in writing on the amount of the Relevant Gross Revenue. If they do, then such agreed amount of Relevant Gross Revenue shall be final and binding.

           (c) Objections may be raised only against the recognition and Consolidation of Relevant Gross Revenue, but no objection shall be admissible against adverse impacts on the Relevant Gross Revenue that are the result of reasonable business decisions taken by the Company and/or the Purchaser post Closing, it being understood that any diversion of revenue streams allocable to the Companies, to the Purchaser or an Affiliate of the Purchaser outside the Xemics Group shall not be permitted for purposes of calculating the Relevant Gross Revenue. For the avoidance of doubt, any such controversy other than over the recognition or the Consolidation of Relevant Gross Revenue cannot be determined by the Independent Relevant Gross Revenue Appraiser. (Any such controversy other than over the recognition or the Consolidation of Relevant Gross Revenue, including over compliance with art. 6.8 hereof, is subject solely to arbitration.)


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           (d) If the Sellers'  Representative  and the Purchaser  fail to agree within the stated period, then each Party shall be entitled to submit the controversial matter to the Independent Relevant Gross Revenue Appraiser. Upon receipt of any such submission, the Independent Relevant Gross Revenue Appraiser shall forthwith consult with the Sellers' Representative and the Purchaser and thereupon resolve such difference and determine the Relevant Gross Revenue (within the range of the Parties' positions) within no longer than 30 Business Days following receipt of the submission, thereby acting as an expert arbiter ("Schiedsgutachter"). No later than 5 Business Days before rendering his decision, the Independent Relevant Gross Revenue
           Appraiser   shall   discuss  his  findings   with  both  the  Sellers
           Representative and the Purchaser on a preliminary basis. Except in the event of manifest error, the determination of the Relevant Gross Revenue by the Independent Relevant Gross Revenue Appraiser shall be final and binding. The expenses of the Independent Relevant Gross Revenue Appraiser shall be equally borne by all the Sellers (jointly and severally) on the one hand and by the Purchaser on the other
           hand.  Sellers'   Representative  and  the  Purchaser  shall  advance
           reasonably anticipated fees and cost of the Independent Relevant Gross Revenue Appraiser upon first demand by him.

           (e) Upon notice of the Relevant Gross Revenue to the Sellers' Representative, the Purchaser shall procure that the Sellers' Representative and its advisors are promptly given access during ordinary business hours to the books, records and personnel of the Xemics Group as the Sellers' Representative may reasonably request for the purpose of reviewing the books and records of the Xemics Group in the context of the determination of the Relevant Gross Revenue.

           (f) The Sellers' Representative and the Purchaser shall procure that the Independent Relevant Gross Revenue Appraiser will be furnished with all documents and infor-


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           mation  needed.   Apart  from  procedural  matters,  the  Independent
           Relevant Gross Revenue Appraiser shall only have authority to decide whether the Relevant Gross Revenue and its elements are correct and, if not so, to make the appropriate alterations in order to correct any relevant inaccuracy, explaining in writing the reasoning for such alterations. The Independent Relevant Gross Revenue Appraiser shall be bound by the principles established by this Agreement and by this art. 2.4 in particular, to the Group Accounting and Consolidation Principles and to IFRS, with the Agreement and in particular this art. 2.4 prevailing over the Group Accounting and Consolidation Principles and the latter prevailing over IFRS. (For the avoidance of doubt: any controversy other than over the recognition or the Consolidation of Relevant Gross Revenue, including over compliance with art. 6.8 hereof, is subject solely to arbitration.)

           (g) Except if otherwise agreed by the Sellers' Representative and the Purchaser, the Independent Relevant Gross Revenue Appraiser shall determine his own procedure, but he shall comply with the principle of due process and shall in particular hear both sides and give them opportunity to make written and oral representations to him; he shall require each the Sellers' Representative and the Purchaser to supply the other side with a copy of any written representation at the same time as made to him and he shall permit each side to be present while oral representations are being made to him by the other side. He shall make his analysis and make his determination strictly fact based.


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                                    ARTICLE 3
                                    ---------
                                     Closing
                                     -------

3.1        Actions Prior to Closing

3.1.1 In General. Unless specifically otherwise provided herein, the Parties undertake to use their commercially reasonable best efforts to procure that (i) the conditions precedent set forth in art. 3.3. be satisfied expeditiously, (ii) all their Affiliates do all acts and things as are necessary (and within their power) to implement the transactions contemplated by this Agreement. The Parties shall fully cooperate and promptly inform each other on any development that is relevant to achieve the Closing.

3.1.2 Filings and Submissions. The Purchaser shall use its best efforts to make (if permitted under applicable law) all filings and submissions legally required, as listed on Schedule 3.1.2 within 10 Business Days following the date of this Agreement. No Party shall make any such listed filing or submission without the prior consent of the other Party (such consent not to be delayed and not to be unreasonably withheld).

3.1.3 Termination of Agreements. (a) The Sellers shall consent to and shall cause a consensual termination as of Closing of all the Options and Participation Agreements, except to the extent otherwise instructed in writing by the Purchaser; in respect of each such Options and Participation Agreement terminated before or as of the Closing, each of the relevant Sellers shall confirm to the Purchaser in writing that as of the Closing and beyond the Closing he has no claim whatsoever against any of the Companies or the Purchaser.


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           (b) Each of the Sellers shall consent to and shall cause a consensual termination as of or before the Closing of the agreements between him and any of the Companies listed on Schedule 4.20, except to the extent otherwise instructed by the Purchaser; in respect of each such agreement terminated before or as of the Closing, each of the relevant Sellers shall confirm to the Purchaser in writing that as of the Closing and beyond the Closing he has no claim whatsoever against any of the Companies or the Purchaser. It is agreed between the Parties that the two agreements with Seller 6 shall not be terminated and shall remain effective beyond the Closing.

3.1.4 Third Party Consents. The Sellers undertake to use reasonably best efforts to procure the consent to this transaction by the Companies' contractual parties of the agreements listed on Schedule 4.10.2.

3.1.5      intentionally left blank.

3.1.6 Certain Patents and Technology Licenses. The Sellers shall cause the Company to ascertain and assist the Purchaser in achieving that until the Closing certain filings are made in respect of patents of the Company that are not yet registered in the Company's name and that certain license agreements are entered between the Company and/or third parties, all as further set forth on Schedule 3.1.6.

3.1.7 Closing Memorandum. No later than 5 Business Days prior to the Closing Date, Sellers' legal counsel shall prepare in collaboration with Purchaser's legal counsel, a closing memorandum which shall serve as evidence for the Closing.

3.2 Closing Date and Location. Closing shall take place at the offices of Baker & McKenzie Zurich, Zollikerstrasse 225, 8008 Zurich, or at such other location as the


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           Parties may mutually agree on in writing,  no later than six Business
           Days after all conditions precedent set forth in art. 3.3 hereof have been satisfied or waived (where waiver is permissible).

3.3        Conditions Precedent to Closing.

3.3.1 Conditions Precedent to Closing for Both the Sellers and the Purchaser. The obligation of the Sellers and of the Purchaser to effect the transactions set forth in this Agreement shall be subject to the satisfaction or waiver of the following conditions:

           (a) All governmental, administrative or regulatory approvals as set forth on Schedule 3.3.1 shall have been obtained and any waiting period under the merger control laws set forth on Schedule 3.3.1 shall have expired or been terminated by the competent authorities;

           (b) No action is pending or threatened and no order, injunction or decree of any court, administrative body or arbitration tribunal exists which seeks to enjoin, restrain, impede or levy a substantial difficulty on the consummation of the transactions contemplated hereunder.

3.3.2 Conditions to Obligations of the Purchaser. The obligations of the Purchaser to effect the transactions contemplated under this Agreement shall be subject to the satisfaction or waiver of the following conditions:


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           (a) that the Sellers  shall have  performed in all material  respects all of their obligations undertaken in this Agreement or pursuant hereto that are to be performed on or by the Closing ;

           (b) that all agreements pursuant to art. 3.1.3 (a) hereof, including all Options and Participations Agreements, have been terminated as set forth in art. 3.1.3 (a) and with full release from liability for the Company for all its obligations thereunder before or as of the Closing;

           (c) that the agreements pursuant to art. 3.1.3 (b) hereof have been terminated as set forth in art. 3.1.3 (b) and with full release from liability for the Company for all its obligations thereunder before or as of the Closing;

           (d) that the calculations of the Specific Estimated Social Security Cost 2005 and of the Specific Estimated Stamp Duty Cost 2005 are provided by the Sellers;

           (e) that written evidence is provided by the Sellers that Seller 6 has waived its right to terminate any of the agreements listed on
           Schedule 4.10.2 and to which it is a party.

3.3.3 Condition to Obligations of the Sellers. The obligations of the Sellers to effect the transactions contemplated under this Agreement shall be subject to the satisfaction or waiver of the condition that the Purchaser shall have performed in all material respects all of its obligations undertaken in this Agreement or pursuant hereto that are to be performed on or by the Closing Date.

3.3.4      Right  to  Terminate  this  Agreement.   (a)  Should  the  conditions
           precedent to Closing set forth in art. 3.3.1 or 3.3.2 not be met by a date one month after the signing of


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           this Agreement,  the Purchaser may terminate this  Agreement,  unless the Purchaser failed to use all commercially reasonable best efforts to procure the satisfaction of any such condition.

           (b)  Should the  conditions  precedent  to Closing  set forth in art.
           3.3.1 or 3.3.3 not be met by a date one month after the signing of this Agreement, the Sellers acting through the Sellers Representative may terminate this Agreement, unless the Sellers failed to use all commercially reasonable efforts to procure the satisfaction of any such condition.

           (c) If this Agreement is terminated pursuant to and in compliance with this art. 3.3.4, all provisions of this Agreement shall cease to be effective except for art. 1, 9, and 10.

3.4        Closing Actions.

3.4.1      Closing Actions by the Sellers. At the Closing the Sellers shall:

           - deliver to the Purchaser certificates representing the Shares, duly endorsed, by the registered shareholders and Sellers in favor of the Purchaser;

           - deliver to the Purchaser original written resolutions of the board of directors of Xemics SA consenting to the transfer of the Shares to the Purchaser, also consenting to the registration of the Purchaser as shareholder in the relevant share register;

           - deliver to the Purchaser the complete and updated share registers of Xemics SA, together with complete copies of
                  assignment   deeds  of  all  previous   Share


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                  transfers and  resolutions of the board of directors of Xemics
                  SA evidencing board approval in respect of each such previous Share transfer since incorporation of Xemics SA;

           - deliver to the Purchaser resignation letters by all board members of the Companies to the Seller effective as of Closing, including a confirmation by each resigning director to the effect that he holds no claims whatsoever against the Companies;

           - deliver to the Purchaser written evidence of termination of the agreements pursuant to and in compliance with art. 3.1.3
                  (a) and (b) hereof, together with written declarations of all the relevant Sellers confirming that as of the Closing and beyond the Closing they have no claims against any of the Companies or the Purchaser in connection with any such agreement terminated before or as of the Closing;

           - deliver to the Purchaser written declarations of all the lenders under the Shareholders Loans, assigning all such lenders' loans to the Purchaser with effect as of the Closing, showing the consent of the Company to such assignment and confirming that such lenders, upon Closing and henceforth will have no claims against any of the Companies or the Purchaser in connection with the Shareholders Loans.

3.4.2 Closing Actions by the Purchaser. At the Closing the Purchaser shall, against delivery by the Sellers of the items according to art. 3.4.1, pay the Closing Payment as follows:


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             -    the amount  calculated as per art. 2.2A minus USD 5.5 million, into the account of the Sellers' Representative with Credit Suisse, CH-8000 Zurich, account number [xxxx-xxxxxx-xx-x],
                  SWIFT:  CRESCHZZ80A,  IBAN-No:  CH47  0483  5014  3543 9200 1;
                  evidenced   by  delivery   by   Purchaser   to  the   Sellers'
                  Representative of a copy of the SWIFT forms executed by the Purchaser's bank;

           - the amount of USD 5.5 million into the Escrow Account; evidenced by delivery by the Purchaser to the Sellers' Representative of a copy of the SWIFT forms executed by Purchaser's bank;

3.5 Default Interest. If the Closing is delayed beyond the Closing Date stated in art. 3.2 hereof due to the fault of a Party, then such Party shall owe interest of 5 per cent per annum to the other Party without the need for the other party to give notice of default provided that such other Party is without fault for such delay.


                                    ARTICLE 4
                                    ---------
                  Representations and Warranties of the Sellers
                  ---------------------------------------------

           The Sellers jointly and severally represent and jointly and severally warrant for the Companies as of the time of signing of this Agreement and as of the Closing (except where otherwise indicated or required by the context) , to the exclusion of the statutory warranties ("Gewahrleistungen"), as follows:

4.1        Organization and Qualification.  The Companies are duly organized and
           validly   existing   under  the  laws  under  which  they  have  been
           incorporated  and have full right


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           and authority to own and to operate their properties and to engage in the business in which they are now engaged. Schedule 4.1 contains the articles of incorporation of Xemics SA and of Xemics USA, Inc., as currently in force and as in force at Closing.

4.2        Capital  Structure.  The  Companies  have the  capital  set  forth on
           Schedule 4.2. The Shares sold pursuant to art. 2.1 represent the whole share capital of Xemics SA. The Shares have been validly issued and are fully paid in. No further capital other than as shown on
           Schedule 4.2, no non-voting stock, convertible securities, stock options or similar rights in the Companies and their share capital that may have been created or issued or agreed to be issued prior to Closing will be in existence as of or any time after the Closing, or have any effect as of or any time after the Closing.

4.3 Ownership and Corporate Structure. As of the Closing Date, the Sellers are the sole owners of and have good and valid title to all of the Shares, free and clear of all liens, encumbrances, options, charges, equities and claims arising from any privilege, pledge or security arrangement. On the Closing Date the Sellers have full right and capacity to transfer and sell complete title to the Shares.

           Upon delivery of all the Shares and of the documents mentioned in art. 3.4.1 hereof, the Purchaser will receive good and valid title to such Shares, free and clear of all liens, encumbrances or other rights of third parties.

           The Company, directly or indirectly, owns all the shares of Xemics USA, Inc., as set forth on Schedule 4.3, free and clear of all liens, encumbrances, options, charges, equities and claims arising from any privilege, pledge or security arrangement.


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           The Company owns no subsidiary other than Xemics USA, Inc.

4.4 Financial Statements. Schedule 4.4 (a) contains the audited Group Financial Statements as of December 31, 2004 and Schedule 4.4 (b) contains the unaudited financial statements of the Companies as of April 30, 2005. These audited Group Financial Statements as of December 31, 2004 and the unaudited financial statements of the Companies as of April 30, 2005 are in accordance with IFRS and the Group Accounting and Consolidation Principles described on Schedule
           4.4 (c) and in  accordance  with IFRS and such Group  Accounting  and
           Consolidation Principles show a true and fair view of the Consolidated financial position of the Xemics Group. Except as disclosed on Schedule 4.4 (c), the Group Accounting and Consolidation Principles have been consistently applied in the business years 2002, 2003 and 2004 and up to April 30, 2005.

4.5        No  Undisclosed  Liabilities.   The  Companies  have  no  undisclosed
           liabilities or obligations, actual or potential, matured or not matured, which individually or in the aggregate (i) have not been stated in or reflected in or reserved against in the audited Group Financial Statements of December 31, 2004 or in the unaudited financial statements of the Companies as of April 30, 2005, and (ii) have not arisen in the ordinary course of business consistent with past practices since December 31, 2004.

4.6 Absence of Adverse Changes. In the period between December 31, 2004, and the Closing Date the Companies:

           - have conducted and will conduct their business in the ordinary course in all material respects and have not and will not have made any unusual contracts, contract changes or commitments, and have not and will not have sold, as-


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                                      -31-


                  signed or transferred any tangible or intangible assets other than in the ordinary course of business;

           - have not and will not have suffered any material damage, destruction or loss by fire or other casualty which is not covered by insurance;

           - have not and will not have made any declaration or setting aside or payment of any dividend or any other distribution of profit or any direct or indirect redemption, purchase or other acquisition of any quotas or shares of the Companies;

           - have not and will not have increased the total compensation payable to their employees with effect on or after January 2, 2005 and have neither adopted and will not have any new profit sharing plan, bonus plan, pension or benefit plan nor changed any existing plans.

4.7 Permits and Authorizations. The Companies have all the permits and authorizations which are necessary to carry on their business. With the exception of the Change of Control Permits listed on Schedule 4.7 the fact that this Agreement is executed and the transaction contemplated herein is consummated will not lead to the automatic termination of such permits and authorizations and will not give rise to any right of the competent authorities or third parties to terminate such permits and authorizations.

4.8 Claims and Litigation. Except as set forth on Schedule 4.8, there are no actions, suits or proceedings pending or threatened in writing against the Companies either in court or before any administrative board, agency or commission which individu-


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                  ally could  result in a loss for or claim  against  any of the
                  Companies in excess of CHF 10'000.

4.9 Taxes. Up to the Closing, the Companies have timely filed all tax returns for all Taxes required by law to have been filed and all such tax returns have been correctly prepared and are true and complete and all Taxes due with regard to income and activities up and until the month end immediately prior to the Closing have been fully paid or have been fully reserved for. Except for the Specific Social Security Cost 2005 and possibly for the Specific Social Security Cost 2006 and the related employee charges, the Companies have no and will not incur any Tax liability in connection with events prior to and up to the Closing. For the sake of good order, it is expressly stated that the Parties have agreed that the Specific Social Security Cost 2005 shall not be provided for in the unaudited financial statements of the Companies as of April 30, 2005.

           The Sellers undertake to indemnify the Purchaser and the Companies irrespective of the limitation in art. 5.4.3(ii) (disclosure) and the Purchaser's level of knowledge and irrespective of the limitation in art. 5.4.1 (De Minimis), but within the other limitations of art. 5.4 for all losses, costs or damage resulting from any breach of the representations and warranties of this art. 4.9. This includes, without limitation, any claims for Taxes which are raised against the Companies in connection with all options granted to the Sellers and to the employees of the Companies by the Company before the Closing, except to the extent such Tax liability (i) was provided in the unaudited financial statements of the Companies as of April 30, 2005,
           (ii) is taken into account in the calculation of the Closing Payment or the payments of a First and a Second Purchase Price Adjustment, if applicable, or (iii) is a social security charge


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           to be borne by employees related to the Specific Social Security Cost
           2005 and possibly the Specific Social Security Cost 2006.

4.10       Agreements  with  Third  Parties.  Except as  disclosed  on  Schedule
           4.10.1, the Companies are not in breach or default under any agreements to which they are a party.

           With the exception of the agreements set forth on Schedule 4.10.2 neither the execution of this Agreement nor the consummation of the transaction contemplated herein will terminate any agreements to which the Companies are a party or give rise to any right of a third party to terminate such agreements.

           Schedule 4.10.3 contains a list of all

           -      license agreements;

           - leases and leasing contracts which provide for annual payments of more than CHF 10'000;

           - agreements with suppliers or customers with a term of more than 3 months or a contract value of more than CHF 50'000 or which grant customers a payment term of more than sixty days;

           - contracts with works councils, labor unions or other employee organizations;

           -      distributorship and agency agreements;

           - guarantees and sureties granted with respect to any obligation of third parties (including the Seller and any parties related with him);

           -      joint venture and cooperation agreements;

           -      confidentiality agreements;

           -      management and consulting agreements;


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           -      severance contracts with employees, agents and distributors;

           -      non-compete agreements, obliging the Companies;

           - other contracts or commitments in excess of CHF 50'000 or which cannot be terminated on three months' notice without payment of compensation.

           the Companies have concluded.

           Copies of all such agreements have been provided to the Purchaser before the signing of this Agreement. These copies are true, accurate and complete and these agreements are binding and in force on the Closing Date and the text of these agreements covers the full scope of such agreements and there are no other oral or written agreements between the Companies and the third parties concerned.

4.11 Intellectual Property/Know-how. As of the signing of this Agreement and as of the Closing, the Companies own or have adequate license to use all the know-how and all patents, trademarks, trade names, copyrights and other intellectual property rights which are necessary for the conduct of their business as it is now conducted. In particular, all the patents, trade names, copyrights and trademarks listed on Schedule 4.11.1(i) are valid and owned by the Companies, except as disclosed on such Schedule. Such patents, trade names, copyrights and trademarks do not violate the rights of any third party. Third parties do not have any rights to such patents, trade names, copyrights and trademarks and the Companies have no obligations to disclose such patents, trade names, copyrights and trademarks to any third parties, except as disclosed on Schedule 4.11.1(i).

           Schedule 4.11.1(ii) lists all license agreements the Companies are a party to in respect of know how and intellectual property licensed to any of the Companies. As of


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           the signing of this  Agreement  and as of the Closing,  the Companies are and will not be in default or breach of any of these license agreements.

4.12 Employment Matters. Schedule 4.12.1 contains a list of all employment agreements of the Companies concerning employees which have either
           (i) signature authority, (ii) an annual salary exceeding CHF 150'000 or (iii) whose employment agreements cannot be terminated on three months' notice or less without compensation or who have a claim for compensation upon a change of control over the Company. Complete copies of these employment agreements have been delivered to the Purchaser separately. The text of these agreements covers the full scope of the agreements between the Companies and the employees concerned and there are no other agreements concerning the employment relationship. Sellers, furthermore, warrant that such agreements are binding and in force on the Closing Date.

           As of the Closing Date, the Xemics Group's total liability for overtime work does not exceed the amount of CHF 25,000.

           All accrued pension claims of the Companies' employees are either covered by funds of special foundations, by insurance contracts or provisions the Companies have specifically established for such purpose.

4.13 Pensions. Up to the end of April 30, 2005, the Companies have fully paid or made adequate provisions for their legal and contractual liabilities accrued up to those dates to make contributions or pay insurance premiums for purposes of funding the existing pension plans for the Companies' employees. The Sellers further warrant that as of December 31, 2004, all accrued pension claims are fully covered by funds


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           of  special   foundations,   by  insurance  contracts  or  provisions
           specifically established for such purpose.

4.14 Insurance Policies. All insurance policies of the Companies are listed on Schedule 4.14. Except as disclosed on such Schedule, all listed policies are in full force at the Closing Date and the Companies have done nothing either by way of action or inaction which might lead to the cancellation of such policies. Such insurance coverage is adequate for the risks associated with the Companies' activities and assets.

4.15 Compliance with the Law. The Companies are not in material violation of any applicable laws, ordinances, regulations, decrees or orders of any government entity.

           In particular the Companies and their plants, operations and equipment comply with all applicable labor, occupational, health, safety and environmental laws, regulations, decrees and orders and no competent authority has informed the Companies that they will issue any orders addressing non compliance with the law.

4.16 Environmental Matters. No hazardous substance, waste, pollutant or other substance regulated under any applicable environmental or waste disposal law, statute, regulation, ordinance or other legal requirement (Environmental Law) is present on, in, under or any real property leased or used by the Companies. No current or pending Environmental Law imposes or proposes to impose standards or requirements which may require the Companies to make capital expenditure in excess of CHF 25'000 in the aggregate to comply with such standards or requirements. Pending as used in the immediately preceding sentence means an Environmental Law which has been enacted and published, but has not yet taken effect. The Companies have no liability with respect to cleanup, remediation, removal or abatement of any facil-


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           ity to which any waste or  by-product of the Companies has been sent,
           directly  or  indirectly,   for  treatment,   storage,   disposal  or
           recycling.  The Companies are in  compliance  with all  Environmental
           Laws.

4.17 Product Liability. Third parties have no claims, actual or contingent, against the Companies in connection with any products delivered or services rendered by the Companies before the Closing Date.

4.18 Real Property. Schedule 4.18 contains a true and complete list of all leases, subleases and other agreements under which the Companies use or occupy or have the right to use or occupy any real property. Except as set forth on Schedule 4.18 (i) the Companies are not in default in any material respect under any real property lease and no claim of any default thereunder has been received by the Sellers or the Companies which have not been cured as of the Closing, and (ii) all rent and other sums and charges payable by the Companies under any of the real property leases are current and reflect normal market prices.

4.19       Machinery,  Vehicles,  Equipment and Fixtures. Except as set forth on
           Schedule 4.19, the Companies machinery, vehicles, equipment and fixtures are in good condition and fit for use, subject only to customary wear and tear.

4.20 Agreements between Sellers and the Companies. Schedule 4.20 contains a list of all agreements between any of the Sellers and any of the Companies that are in effect as of the date of signing of this Agreement, except for employment agreements. Copies of all such agreements (other than employment agreements) have been provided to the Purchaser before the signing of this Agreement. These copies are true, accurate and complete and the text of these agreements covers the full scope of such


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           agreements and there are no other oral or written  agreements between
           the  Companies  and  any  of  the  Sellers,   except  for  employment
           agreements.

4.21 Fair Disclosure. All information contained in the Schedules to this Agreement and all information otherwise provided to the Purchaser in the context of this Agreement is accurate and complete in all material respects and not misleading and there are no circumstances in relation to the assets, business or financial condition of the Companies which render any such information misleading.


                                    ARTICLE 5
                                    ---------
                                    Remedies
                                    --------

5.1 Term of Warranties and Representations. The representations and warranties set forth in art. 4 hereof shall expire 15 months after the Closing Date, except for the representations and warranties in art. 4.1, 4.2, 4.3 and 4.9 which shall expire five years after the Closing Date. A claim for indemnification pursuant to art. 5.3 hereof shall be deemed timely raised, if a request for arbitration is dispatched to the ICC Secretariat before the end of the last day of the above referred 15 months/five years period.

5.2 Notification and Examination Requirements. The Parties waive the notification and examination requirements under art. 201 of the Swiss Code of Obligations. During the first 15 months of the warranty period, a breach of warranty may be notified at any time, but not later than on the last day of this 15 months' period. A breach of the representations and warranties in art. 4.1, 4.2, 4.3 and 4.9 not notified in the first 15 months of the warranty period, can be notified afterwards until five years after


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           the Closing; however after the expiry of 15 months since the Closing, the Purchaser must notify the Sellers' Representative within the later of sixty days after the expiry of 15 months since the Closing or since the Purchaser has detected a breach of warranty with reasonable certainty. (For the avoidance of doubt, any breach of the warranty in art. 4.1, 4.2, 4.3 and 4.9 which has been detected with reasonable certainty before the end of 15 months since the Closing must be notified to the Seller' Representative within sixty days from the expiry of 15 months since the Closing Date.) Any notification shall describe in reasonable detail the breach of warranty and any damage suffered. Any breach of warranty not properly notified in accordance with the foregoing shall be deemed waived, and the Purchaser shall have no claims or other remedies whatsoever in connection with such breach.

5.3 Indemnification. (a) Subject to the limitations set forth in art. 5.4 hereof, the Sellers undertake to indemnify and hold harmless the Purchaser, or, as the case may be, the Xemics Group for the benefit of the Purchaser, in respect of any losses, costs or damages incurred or suffered by the Xemics Group as a whole and of any losses, costs or damages incurred or suffered by the Purchaser directly which would not have been incurred or suffered had the representations and warranties of the Sellers according to art. 4 hereof been true and correct.

           (b) Subject to art. 5.4.2 (Maximum Amounts), any such indemnification for the breach of any representations or warranties shall primarily be paid out of the funds held in the Escrow Account. If and when and to the extent the total amount of accrued claims for indemnification pursuant to this art. 5.3, as notified (or, to the extent already received by the Purchaser: as received), exceeds the Escrow Amount, the Purchaser may collect any such indemnification amounts in excess of the Es-


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           crow Amount  directly  from the Main  Shareholders,  but not from the
           Sellers other than the Main Shareholders.

           (c) To the extent an indemnification claim of the Purchaser pursuant to this art. 5.3 is payable out of the funds held in the Escrow Account, a proportionate share of interest accrued in the Escrow Account up to the payment date shall be added and paid to the Purchaser. To the extent an indemnification claim of the Purchaser pursuant to this art. 5.3 is payable by any of the Main Shareholders, interest of five per cent shall accrue from the date of claim notification up to the date of payment and shall be payable to the Purchaser.

5.4        Limitations.

5.4.1 De Minimis. (a) The Sellers shall have no obligation to pay any amounts pursuant to art. 5.3 hereof unless the Purchaser's aggregate indemnity claim pursuant to art. 5.3 hereof is higher than CHF 100'000 (the amount of CHF 100'000 being a threshold and not a deductible of any total indemnity claim pursuant to this art. 5).

           (b) The Sellers shall have no obligation to pay any amounts pursuant to art. 5.3 hereof unless an individual matter of breach of a representation or warranty results in an individual indemnity claim pursuant to art. 5.3 hereof that exceeds CHF 10'000. For the avoidance of doubt, several claims based on the same set of facts or circumstances or origin shall be deemed to be one individual claim.

5.4.2 Maximum Amount. The Sellers' total liability for indemnification pursuant to art. 5.3 hereof for all breaches of art. 4 hereof shall be limited to USD 15.5 million, subject to the following:


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           (i) if and when the Purchaser's aggregate claim plus accrued interest for indemnification pursuant to art. 5.3 hereof exceeds the Escrow Amount, only the Main Shareholders shall be liable to the Purchaser for amounts in excess of the Escrow Amount, but none of the Sellers other than the Main Shareholders;
           (ii) the total liability for indemnification pursuant to art. 5.3 hereof for all breaches of the representations and warranties of art. 4 other than art. 4.1, 4.2, 4.3 and 4.9 shall be limited to the Escrow Amount;
           (iii) if and to the extent a breach of art 4.1, 4.2, 4.3 or 4.9 is notified by the Purchaser only after the expiry of 15 months since the Closing, the liability for indemnification extends only to the Main Shareholders, but not to any of the Sellers other than the Main Shareholders.

5.4.3      Exclusion of Liability. The Sellers shall not be liable in respect of
           a  claim   of  the   Purchaser   for   breach   of   warranties   and
           representations:

           (i) if and to the extent that any provision, reserve or expense for the matter giving rise to the claim was taken into account in the audited Group Financial Statements as of December 31, 2004; or in the unaudited financial statements of the Companies as of April 30, 2005.

           (ii) if and to the extent that the matter giving rise to a claim was disclosed in one of the Schedules attached to this Agreement. In all other respects, the representations and warranties herein and the Purchasers' ability to claim for misrepresentations or breach of warranty shall not be excluded or limited by any knowledge of the Purchaser or its employees and advisors whether resulting from due diligence investigations or otherwise obtained.


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           (iii)  if and to the  extent  that  the  Purchaser  or the  Companies receive compensation of any loss or damage suffered by them under the terms of any insurance policy or from any other third party;

           (iv) if and to the extent that any Tax for which the Purchaser or the Companies are liable is reduced as a result of any matter giving rise to a claim of the Purchaser under the above representations and warranties;

           (v) if and to the extent that any damage or loss was caused by any act or omission of the Purchaser or - past Closing - of the Xemics Group or by the fact that the Purchaser or - past Closing - the Xemics Group have failed to take the necessary and reasonable steps to mitigate the damage caused by a breach of a representation or warranty;

           (vi) if and to the extent any damage or loss arises or is increased as a result of the passing of or amendments to legislation, court or administrative practice after the Closing Date (except for the taking effect of any pending Environmental Law within the meaning of art. 4.16).

5.5 Procedure with Third Parties and Authorities. If a breach of warranty exists because any authorities or third parties raise claims against the Companies or if the Companies in connection with such a breach have to enforce any rights or claims against authorities or other third parties, the Purchaser shall inform the Sellers' Representative without unreasonable delay and accompanied by appropriate documentation, and such negotiations and proceedings shall be carried on in accordance with the reasonable instructions of the Sellers' Representative who may also take over


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           such  negotiations  and  proceedings and conduct them himself for the account of the Companies if (1) no prejudice or risk results for the business of the Companies; (2) the Sellers' Representative agrees on behalf of the Sellers to fully indemnify the Purchaser and the Companies and waives any objections against the warranty claim, and
           (3) the Sellers' Representative keeps the Purchaser at all times fully informed of the negotiations and proceedings.

5.6 Escrow Agreement and Escrow Account. For purposes of securing at least a portion of Purchaser's indemnification rights under this art. 5, the Sellers, acting solely through the Sellers Representative, the Purchaser and the Escrow Agent undertake to enter into an Escrow Agreement substantially in form and substance as attached as Schedule
           5.6 hereto. The amount payable by the Purchaser into the Escrow Account at the Closing pursuant to art. 3.4.2 hereof shall serve as security for the Purchaser for any indemnification claims under this art. 5, as further set forth herein and in the Escrow Agreement.

5.7 Liability of Main Shareholders. Where liability of the Main Shareholders under this art. 5 extends only to the Main Shareholders, each Main Shareholder shall be liable only for the percentage of the total liability set forth for such Main Shareholder on Schedule 5.7.

                                    ARTICLE 6
                                    ---------
                                    Covenants
                                    ---------

6.1 Conduct of Business. The Sellers shall secure that from the date hereof until the Closing, except with the prior written approval from the Purchaser:

           - no significant action and decision regarding investments and employment of managers which could have a material effect on the Companies' business or financial situation be taken by the Companies;


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           -      the  Companies do not change the terms and  conditions  of any material agreement or contract they are a party to.

6.2 Free Access to the Companies, the Management and Information. To the extent permitted by applicable laws, the Sellers shall use their best efforts that from the date hereof until the Closing, the Purchaser is given free access to the Companies and the management, their legal, tax and other advisors, auditors, records and documents, and information. Subject to legal disclosure obligations of any company of the Semtech Group, in particular of Semtech Corporation, the Purchaser agrees to keep all information so received strictly confidential until Closing, respectively if this Agreement is terminated and Closing does not take place, for as long until such information becomes available in the public domain for any reason other than a breach of this confidentiality undertaking by the Purchaser. To the extent the Purchaser has received or prepared copies of any documents, if the Closing does not take place the Purchaser shall return such copies to the Company or, upon agreement between the Purchaser and the Company, shall destroy such copies.

6.3 No Recourse of Sellers against Directors and Employees of the Companies. The Sellers agree that in connection with this Agreement neither they nor any of their Affiliates (other than the Companies) have any rights against, and the Sellers shall not make any claim against, any employee, director, agent or officer of any of the Companies in connection with this Agreement or in connection with the transactions contemplated hereby. This art. 6.3 shall, however, not apply to a set-off or counterclaim by the Sellers and it shall not apply to rights and obligations among the Sellers related to the Escrow Account or to recourse actions among the Sellers in connection with breaches of representations and warranties hereunder provided that such recourse action involves an employee or director only in his/her role as a Seller and not to in his/her role as director or employee of any of the Companies, in particular


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           not  in  his/her  role  as  an  employee  providing  information  and documents to the Purchaser in the course of the due diligence investigation conducted by the Purchaser.

6.4 No Claim of Sellers against the Companies. The Sellers agree that neither themselves nor any of their Affiliates (other than the Companies) have any rights against, and the Sellers shall not make any claim against, any of the Companies in connection with the Sellers participation in Xemics SA and Xemics USA, Inc. and the Sellers hereby release the Companies from any such liability.

6.5 Covenant not to Compete. For a period of two years following the Closing, each of the Sellers 13, 19, 20 and 21 undertakes not to engage, directly or indirectly (including through legal entities with substantial control by such Seller), within the United States of America, the European Union and Switzerland, in the business of the type of the business the Companies are currently engaged in. Any and all existing investments and future, merely, financial investments in listed companies of up to no more than two per cent of the capital of such company, are exempt.

           For each violation of the above covenant any of the Sellers 13, 19, 20 or 21 violating this covenant shall pay to the Purchaser an amount of CHF 500'000 as liquidated damages plus such additional damages as may be incurred by the Companies or the Purchaser. The payment of this sum shall not operate as a waiver of the above obligation.

6.6 Non-Solicitation of Employees. Each of the Sellers undertakes, (i) for a period of two years beyond the Closing, not to solicit or entice away any employee of the Companies and (ii) for a period of
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           rectly or indirectly  through an Affiliate,  any of the key employees listed on Schedule 6.6.

           For each violation of the above covenant any Seller violating this covenant shall pay, to the Purchaser, liquidated damages plus such additional damages as may be incurred by the Companies or the Purchaser, as follows: an amount of CHF 100'000 for each violation against (i) above that is not a violation of (ii) above, and an amount of CHF 1 million for each violation against (ii) above. The payment of any such sum shall not operate as a waiver of the above obligation.

6.7        Sellers'  Representative.  Each  and  all  of  the  Sellers  herewith acknowledge that wherever in this Agreement the Sellers' Representative is named and designated as such, he has full authority to represent and bind each and all of the Sellers by his acts and declarations and has full authority to receive and make on behalf of each and all of the Sellers payments, notices and declarations. Each Seller and the Sellers' Representative herewith agree that the Purchaser (i) may rely on all of the Sellers' Representative's acts and declarations as being binding upon the Sellers as if they were such Seller's own acts and declarations, and (ii) may rely without further examination on the Sellers' Representative having full authority to act on behalf of the Sellers and, in particular, to receive payments from the Purchaser and the Escrow Agent and to make payments to the Purchaser, and to make all and any declarations and to sign all and any documents required in connection with this Agreement and the Escrow Agreement.


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6.8        Earnout Covenant of the Purchaser.

6.8.1 The Purchaser shall procure that during the Earnout Period the Xemics Group does not terminate any of the distributors and representatives as well as the employees listed on Schedule 6.8.1 except for cause ("aus wichtigem Grund" according to Swiss law).

6.8.2 In addition the Purchaser shall procure and shall cause Semtech Group to procure:

           (i) that Semtech Groups' regional sales leaders (Europe, U.S., Taiwan and Korea/Japan) as well as Paul D. Peterson will have a MIT (most important task) assigned in the first full quarter after the combination relative to the Xemics Group's product line;

           (ii) that Xemics Group will focus its personnel on the business matters of the Xemics Group and its Operating Plan and will operate within the scope of the Operating Plan;

           (iii) that during the Earnout Period the Xemics Group is financed in a fashion to allow it to perform its business in the ordinary course. In particular, funds for capital expenditures as outlined in the Operating Plan related to revenue to be generated during the Earnout Period shall be provided by the Purchaser (as promptly as is commercially reasonable); provided, however, that such capital expenditures are subject to a commercially reasonable justification made by Xemics Group regarding strategic need, loading/customer forecast, revenue generation.


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                                                               Execution Version

           (iv) that the Purchaser shall use reasonably best efforts to support the Xemics Groups' projects/business as defined in the Operating Plan;

           (v) that the standard products of Xemics Group will be incorporated into Semtech Group's commission and design win incentive plans and sales personnel which will be incentivized to generate new design wins for Xemics Group standard products;

           (vi) that the Semtech Group will conduct training for its sales organization on Xemics Group's standard products within 8 weeks of the close of the transaction;

           (vii) that NRE projects included in the Operating Plan not be rejected by Xemics Group and all performed but not invoiced work in process for NRE projects shall be accounted as revenue for the purpose of calculating the Relevant Gross Revenue, with the full sales value;

           (viii) that the Company provides the Sellers' Representative with quarterly reporting on all sales relevant for the Relevant Gross Revenue with a reasonable breakdown per products and customers no later than 15 days after the end of each quarter;

           (ix) that the Sellers' Representative and other representatives of the Sellers as designated by the Sellers' Representative are given the opportunity to hold a telephone conference of at least two hours with the management of the Companies after the end of each quarter for the purpose of discussing the quarterly results.


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                                                               Execution Version

6.8.3 The Sellers acknowledge that any information received by them under subclauses 6.8.2 (viii) and (ix) is and will be strictly confidential for as long as and to the extent Semtech has not made such information public.

6.8.4 The Purchaser undertakes to refrain from taking any influence on business partners and existing and prospective customers of the Companies that would result in such existing or prospective customers of the Companies cancelling or postponing revenue for the Companies out of the Earnout Period, thus reducing revenue of the Companies during the Earnout Period.

6.9. Earnout Covenant of the Sellers. Each of the Sellers undertakes to refrain from taking any influence on business partners and existing and prospective customers of the Companies that would result in such existing or prospective customers of the Companies accelerating revenue for the Companies into the Earn Out Period, thus reducing revenue for the Companies in the months and quarters following the Earn Out Period.

6.10 Funding of the Purchase Price. The Purchaser has available sufficient funds to pay the Purchase Price. Such funds are entirely provided out of equity of the Purchaser or of another company of the Semtech Group as at Closing, or, if and to the extent that such funds have been raised by way of debt financing, the companies of the Semtech Group have sufficient cash resources (either readily distributable reserves of the Purchaser or of another company of the Semtech Group, or expected to be available through cash flow generated by operations other than operations of companies of the Xemics Group) to service amortization and interest payments on such debt financing.


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                                                               Execution Version

6.11 Payments related to Employee Stock Options. The Sellers undertake to relay all payments which become due from them to employees in relation to Company stock options held by employees prior to Closing through the Company (the Company thus acting as a mere payment processing agent on behalf of the Sellers), each respective payment to the Company to be made no later than 10 days after receipt of the respective Purchase Price portions by the Sellers' Representative, so that social security charges and tax at source (if any) can be calculated and deducted correctly and in line with the stamp duty ruling (see Article 1, definition of "Specific Estimated Stamp Duty Cost 2005") by way of application of the Company's payroll system. Purchaser undertakes to procure that the Company makes these calculations and deductions and the related payments to employees and Tax authorities.

6.12 Liability for Violation of Covenants. Breach of any of the Sellers' covenants under this art. 6 by of any of the Sellers make such Seller liable for indemnification to the Purchaser without any limitation in amount and time for damages, losses and costs caused to the Purchaser or any of the Companies as a result of such breach. Breach of any of the Purchaser's covenants under this art. 6 by the Purchaser makes the Purchaser liable for indemnification to the relevant Seller(s) without any limitation in amount and time for damages, losses and costs caused to the relevant Seller(s) as a result of such breach.


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                                                               Execution Version

                                    ARTICLE 7
                                    ---------
                       Election of new Board of Directors
                       ----------------------------------

         Immediately upon the Closing, the Purchaser shall conduct a shareholders meeting of the Company electing a new board of directors of the Company and granting full discharge to the previous board members, subject however to all obligations and liabilities of a Seller in connection with this Agreement for those directors who are a Seller hereunder.


                                    ARTICLE 8
                                    ---------
                                      Taxes
                                      -----

8.1 Taxes to be Paid by the Parties. Any Swiss or foreign Taxes or other charges which become due in connection with the transfer of the Shares by the Sellers to the Purchaser under this Agreement shall be at the charge of the Party who is liable for such Taxes pursuant to applicable law.


                                    ARTICLE 9
                                    ---------
                                  Miscellaneous
                                  -------------

9.1        Costs. Each Party bears the fees of its counsel and advisors.

9.2 Notice. Any notice, request, instruction or other document deemed by either Party to be necessary or desirable to be given to the other Party, shall be in writing and shall be telefaxed or sent by overnight courier addressed as follows:


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                                                               Execution Version

           If to the Purchaser:
           --------------------

           Semtech International AG
           Attn. Administration Manager
           Bionstrasse 4
           CH-9015 St. Gallen
           Fax: +41-71-313-4839

           With a copy to:
           ---------------

           Semtech Corporation
           Attn. Legal Department
           200 Flynn Road
           Camarillo, CA 93012-8790, USA
           Fax: +1-805-480-2157

           If to the Sellers or the Sellers' Representative:
           -------------------------------------------------

           Tat Investments II C.V.
           attn. Mr. Maarten Jacobus Robberts
           Pareraweg 45, Curacao
           Netherlands Antilles
           Fax: +599 9 4343 567

           With a copy to:
           ---------------

           TAT Capital Partners Ltd.
           attn. Thomas Egolf
           Vorderi Bode 2
           Postfach
           CH-5452 Oberrohrdorf
           Fax: +41 56 485 89 80

           Each Party may at any time change its address by giving notice to the other Party in the manner described above.


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                                                               Execution Version

9.3 No Waiver. The failure of any of the Parties to enforce a provision of this Agreement or any rights with respect thereto shall in no way be considered as a waiver of such provisions or rights or in any way to affect the validity of this Agreement. The waiver of any claim for breach of this Agreement by a Party hereto shall not operate as a waiver of any claim pertaining to another, prior or subsequent breach.

9.4 Entire Agreement. This instrument embodies the entire agreement between the Parties hereto with respect to the transaction contemplated herein and there have been and are no agreements or warranties between the Parties other than those set forth or provided for herein. This Agreement may be amended only in writing through a document signed by all the Parties hereto.

9.5 Binding on Successors. All of the terms, provisions and conditions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors and assigns.

9.6 Announcements. The Sellers' Representative and the Purchaser shall consult before issuing press releases or otherwise making any public statements or any statements to the Company's employees with respect to this Agreement and shall not issue any such press release or statement without the prior approval of the other, it being understood  that the  companies  of the  Semtech  Group,  and Semtech
           Corporation in particular, shall be free to comply with legal disclosure requirements without the prior approval by the Sellers' Representative.


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                                                               Execution Version

                                   ARTICLE 10
                                   ----------
                          Governing Law and Arbitration
                          -----------------------------

10.1 Governing Law. This Agreement shall be subject to and governed by Swiss law.

10.2 Arbitration. All disputes arising out of or in connection with this Agreement shall be solely and finally settled under the Rules of Arbitration of the International Chamber of Commerce, Paris (ICC), by a panel of three arbitrators appointed in accordance with such Rules. The place of arbitration shall be Zurich and the proceedings shall be conducted and any and all awards shall be rendered in English. All documents in connection with arbitration procedures shall be deemed duly served if they are sent to the address of each Seller (respectively, where liability extends only to the Main Shareholders, to each Main Shareholder) at its address as set forth first above, or at such new address which has been properly notified by such Seller to the Purchaser in compliance with art. 9.2.


IN WITNESS WHEREOF, the Parties thereto have executed this agreement as of the date and year first above written.


The Sellers:                                               The Purchaser:

Place and Date Curacao, Netherland Antilles  June 8, 2005  Place and Date  Zurich, Switzerland   June 17, 2005
               ------------------------------------------                  -----------------------------------
TAT Investments II C.V.                                    Semtech International AG


/s/ J. Maarten                                             /s/ Adrian Sieber
--------------                                             -----------------
By: Tat Investments Management N.V.,                       By: Adrian Sieber, Administration Manager
represented by Maarten Jacobus Robberts


                                                                       initials:

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


                                                               Execution Version

Place and Date Paris, France  June 13, 2005
               ----------------------------
FCPR Banexi Ventures 3


/s/    Philippe Mere
--------------------
By:  Philippe Mere


Place and Date Zurich, Switzerland   June 14, 2005
               -----------------------------------
Innoventure Capital AG


/s/    Daniel R. Wenger
-----------------------
By:  Daniel R. Wenger


Place and Date Lausanne, Switzerland   June 10, 2005
               -------------------------------------
Banque Cantonale Vaudoise


/s/  Laurent Michel                                        /s/  Marc Frank
-------------------                                        ---------------
By: Laurent Michel                                         By: Marc Frank


Place and Date Geneva, Switzerland  June 13, 2005
               ----------------------------------
Rolex SA


/s/ Xavier Reuse                                           /s/ Jacques Baur
----------------                                           ----------------
By: Xavier Reuse                                           By: Jacques Baur


Place and Date Curacao, Netherland Antilles  June 8, 2005
               ------------------------------------------
Phonak AG


/s/       J. Maarten
--------------------
By:  Phonak AG by J. Maarten under power of attorney


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


                                                               Execution Version

Place and Date Paris, France  June 13, 2005
               ----------------------------
FCPR Banexi Ventures 2


/s/    Philippe Mere
--------------------
By: Philippe Mere
    -------------


Place and Date Curacao, Netherland Antilles  June 8, 2005
               ------------------------------------------
Vontobel European Ventures


/s/ J. Maarten
--------------
By: Vontobel European Ventures by J. Maarten under power of attorney


Place and Date Curacao, Netherland Antilles  June 8, 2005
               ------------------------------------------
Manufacture des Montres Rolex SA


/s/ J. Maarten
--------------
By: Manufacture des Montres Rolex SA by J. Maarten under power of attorney


Place and Date Curacao, Netherland Antilles  June 8, 2005
               ------------------------------------------

/s/ J. Maarten
--------------
Marie-Cecile Bizet nee Cointreau by J. Maarten under power of attorney


Place and Date Curacao, Netherland Antilles  June 8, 2005
               ------------------------------------------
Richemont International SA


/s/ J. Maarten
--------------
By: Richemont International SA by J. Maarten under power of attorney initials:

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


                                                               Execution Version

Place and Date Curacao, Netherland Antilles  June 8, 2005
               ------------------------------------------
Caisse de Pension de l'Etat de Neuchatel


/s/ J. Maarten
--------------
By: Caisse de Pension de l'Etat de Neuchatel by J. Maarten under power of attorney


Place and Date Curacao, Netherland Antilles  June 8, 2005
               ------------------------------------------

/s/ J. Maarten
--------------
Alain Dantec by J. Maarten under power of attorney


Place and Date Curacao, Netherland Antilles  June 8, 2005
               ------------------------------------------

/s/ J. Maarten
--------------
Michel Desbard by J. Maarten under power of attorney


Place and Date Curacao, Netherland Antilles  June 8, 2005
               ------------------------------------------

/s/ J. Maarten
--------------
Roland Heer by J. Maarten under power of attorney


Place and Date Curacao, Netherland Antilles  June 8, 2005
               ------------------------------------------
The Yasuda Enterprise Development I, Limited Partnership


/s/ J. Maarten
--------------
By: The Yasuda Enterprise Development I, Limited Partnership by J. Maarten under power of attorney initials:

                                                                    ------------

                                                               Execution Version

Place and Date Curacao, Netherland Antilles  June 8, 2005
               ------------------------------------------

/s/ J. Maarten
--------------
Evan Rohr by J. Maarten under power of attorney


Place and Date Curacao, Netherland Antilles  June 8, 2005
               ------------------------------------------

/s/ J. Maarten
--------------
Thomas Hinderling by J. Maarten under power of attorney


Place and Date Curacao, Netherland Antilles  June 8, 2005
               ------------------------------------------

/s/ J. Maarten
--------------
Jean-Paul Bardyn by J. Maarten under power of attorney


Place and Date Curacao, Netherland Antilles  June 8, 2005
               ------------------------------------------

/s/ J. Maarten
--------------
Remy Pache by J. Maarten under power of attorney


Place and Date Curacao, Netherland Antilles  June 8, 2005
               ------------------------------------------

/s/ J. Maarten
--------------
Serge Girardin by J. Maarten under power of attorney


                                                                       initials:

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


                                                               Execution Version

The Sellers' Representative in respect of his duties under this Agreement:
TAT Investments II C.V.
Place and Date Curacao, Netherland Antilles  June 8, 2005
               ------------------------------------------

/s/ J. Maarten
--------------
By: Tat Investments Management N.V.,
represented by Maarten Jacobus Robberts


                                                                       initials:

                                                                    ------------

                                                               Execution Version



List of Schedules

Schedule C             Shares and Shareholders of Xemics SA
Schedule 2.3.1         First Purchase Price Adjustment
Schedule 2.3.2         Second Purchase Price Adjustment
Schedule 3.1.2         Filings and submissions
Schedule 3.1.6         Filings and Agreements re certain patents and technology licenses
Schedule 3.3.1         Governmental, administrative and regulatory approvals
Schedule 4.1           Articles of incorporation of the Companies
Schedule 4.2           Capital structure of the Companies
Schedule 4.3           Ownership and corporate structure of Xemics USA
Schedule 4.4 (a)       Audited Group Financial Statements as of Dec. 31, 2004
Schedule 4.4 (b)       Unaudited financial statements of the Companies as of April 30, 2005
Schedule 4.4 (c)       Group Accounting and Consolidation Principles
Schedule 4.7           Change of control permits
Schedule 4.8           Pending and threatening claims and litigation
Schedule 4.10.1        Agreements in respect of which Companies are in default
Schedule 4.10.2        Change of control agreements/ under risk of termination
Schedule 4.10.3        List of agreements
Schedule 4.11.1 (i)    List of intellectual property and know-how
Schedule 4.11.1 (ii)   List of IP/know-how license agreements
Schedule 4.12.1        List of certain employment agreements
Schedule 4.12.2        Overtime work accrual
Schedule 4.14          Insurance policies
Schedule 4.18          Real property leases and agreements
Schedule 4.19          Machinery, vehicles, equipment and fixtures
Schedule 4.20          Agreements between the Sellers and the Companies
Schedule 5.6           Escrow Agreement
Schedule 5.7           Liability of Main Shareholders
Schedule 6.6           Employees not to be solicited or hired by the Sellers
Schedule 6.8.1         Certain  employees,  distributors  and  representatives  not to be terminated by the Companies


The schedules to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish a copy of any omitted schedule to the Commission upon request.

                                                                       initials:

                                                                    ------------